UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2016
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2016, Allan Hosack notified Waterstone Financial, Inc. (the "Company") of his intention to resign as Chief Financial Officer of the Company and its wholly owned subsidiary, WaterStone Bank SSB (the "Bank").  Mr. Hosack has agreed to continue in his role through February 29, 2016, to facilitate completion of the Company's year-end financial audit.  The Company also announced that it has appointed Mark Gerke as Interim Chief Financial Officer of the Company and WaterStone Bank SSB.  Mr. Gerke, age 41, has served as Vice President, Controller and Principal Accounting Officer of the Company since February 2014, and as Vice President and Controller of the Bank since October 2005.  From 1998 to 2005, Mr. Gerke served in various positions with the public accounting firm Ernst & Young LLP, including as Senior Manager in assurance services before joining the Bank.  Mr. Gerke is a Certified Public Accountant and holds degrees in accounting and business administration from the University of Wisconsin – Green Bay.

On February 12, 2016, the Company issued a press release announcing Mr. Hosack's resignation.

In the ordinary course of business, the Bank makes loans available to its directors, officers and employees. After six months of continuous employment, full-time employees of the Bank were previously entitled to receive a mortgage loan at a reduced interest rate, consistent with applicable laws and regulations. In December 2005, the board of directors discontinued the employee loan program for employee loans originated after March 31, 2006.  Employee loans at reduced interest rates originated on or before March 31, 2006 continue on their same terms.  Employees are subject to income tax on the difference between interest paid pursuant to their employee rate and interest that would have been paid pursuant to the non-employee rate.

The chart below lists information with respect to Mr. Gerke's participation in the employee mortgage loan program during the year ended December 31, 2015.

Largest Aggregate Balance 01/01/15 to 12/31/15	Interest Rate	Non-employee Interest Rate	Principal Balance 12/31/15	Principal Paid 01/01/15 to 12/31/15	Interest Paid 01/01/15 to 12/31/15
$ 222,850	1.73%	6.50%	$ 210,967	$ 11,883	$ 3,727

Item 9.01                          Financial Statements and Exhibits
(d)  Exhibits
Exhibit No.              Description
99.1                          Press release of Waterstone Financial, Inc. issued February 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: February 12, 2016	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Operating Officer